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SCHEDULE 14C
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

☐	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)
☒	Definitive Information Statement
IWT TESORO CORPORATION (Name of Registrant as Specified in its Charter)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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IWT TESORO CORPORATION
191 POST ROAD WEST, SUITE 10
WESTPORT, CT 06880

Dear Stockholder:

        The Annual Meeting of Stockholders of IWT Tesoro Corporation will be held on June 19, 2004, at 10:00 a.m., Eastern Time, at Indian River Plantation Marriott Island Resort, 555 Northeast Ocean Avenue, Hutchinson Island, Florida, to Tesoro's holders of record on May 14, 2004 of shares of its Common Stock. Regulation 14C of the Securities Exchange Act of 1934, as amended, requires that we furnish this Information Statement to our Stockholders.

        This Information Statement is being delivered in connection with, and includes materials relating to:

  •
  Electing Directors to serve until the next annual Stockholders' meeting, and

  •
  Any other matters that may properly come before the meeting or any postponement or its adjournment. Board of Directors of the Company and Stockholders, in the aggregate, holding approximately 84.9% of our outstanding Common Stock as of May 14, 2004, carefully considered this proposal and concluded that approving each proposal is in the best interests of Tesoro and its Stockholders. The proposal will be subject to the vote of our Stockholders in the meeting to be held on June 19, 2004.
By Order of the Board of Directors
/s/ HENRY J. BOUCHER, JR.
HENRY J. BOUCHER, JR. President
Westport, Connecticut May 20, 2004

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

IWT TESORO CORPORATION
191 POST ROAD WEST, SUITE 10
WESTPORT, CT 06880

May 20, 2004

INFORMATION STATEMENT

        This Information Statement contains information about the Annual Meeting of the Stockholders of IWT Tesoro Corporation, a Nevada corporation ("Tesoro" or the "Company") to be held on June 19, 2004 at 10:00a.m. Eastern time at Indian River Plantation Marriott Island Resort, 555 Northeast Ocean Avenue, Hutchinson Island, Florida. This Information Statement is being mailed to our stockholders on or about May 20, 2004 to those persons who were Tesoro's stockholders as of May 14, 2004 (the "Record Date"). We have authorized Common Stock and Preferred Stock. However, our Common Stock is currently our only outstanding class. At the Meeting, Stockholders will vote to elect Directors to serve until the next annual stockholders' meeting, and to address any other matters that may properly come before the meeting or any postponement or its adjournment.

        The Tesoro Board of Directors carefully considered this proposal and concluded that approving each proposal is in the best interests of the Company and its Stockholders.

  Who May Vote at the Meeting?

        Only stockholders of record at the close of business on May 14, 2004 may vote at the meeting.

  How Many Shares of Tesoro Common Stock were Outstanding as of the Record Date?

        As of May 14, 2004, our Record Date, 11,683,102 shares of our Common Stock were issued and outstanding. Each share of Common Stock owned entitles the holder to one vote for each one share so held. In addition, no shares of Tesoro's preferred stock were issued and outstanding as of our Record Date. A list of Stockholders entitled to vote will be available at our executive offices at 191 Post Road West, Suite 10, Westport, CT 06880.

  How many Shares are needed to constitute a Quorum at the meeting?

        Stockholders holding at least a majority of the voting power are necessary to constitute a quorum at the Meeting. However, the Stockholders present at the Meeting may adjourn the meeting despite the absence of a quorum.

  What Vote Is Required to Approve the Proposal?

        Pursuant to Tesoro's Bylaws, a plurality of the outstanding shares of voting capital stock entitled to vote is required to elect Directors to Tesoro's Board.

  When is this Information Statement Being Sent?

        The date on which this Information Statement is intended to be sent to the Stockholders is on or about May 20, 2004. We are required to send this Information Statement at least 20 calendar days prior to the earliest date in which the corporate action may be taken. We expect that the Proposal will be effective on or about June 20, 2004, which is the date of the Meeting.

  Why Isn't Tesoro Required to Solicit Votes for the Proposal?

        In order to eliminate the costs and management time involved in holding a special meeting and effecting the Proposal as early as possible, to accomplish Tesoro's purposes as we describe below, our Board of Directors has approved and recommended the Proposal and a majority in interest of Tesoro Stockholders have voted by written consent to approve the Proposal. The written consent will be effective as of the date of the Annual Meeting.

  How Many Shares are Currently Required to Effect the Written Consent?

        A minimum of 5,841,552 shares of our Company Stock, which represents a majority in interest of our outstanding Common Stock, as of the Record Date, is required to affect a written consent.

        As of the Record Date, nine Stockholders (the "Consenting Stockholders") holding, in the aggregate, 9,889,500 shares of Company Stock (which represents approximately 84.9% of our outstanding Common Stock as of the Record Date), have executed a written consent in favor of the Proposal that will be effective 20 days following the mailing of this Information Statement. The Consenting Stockholders include, among others, each of our current Directors and Officers. The actually holdings of each of these people can be found under the heading "Outstanding Voting Stock of Tesoro."

  When Will Each the Proposal Become Effective?

        Under federal securities laws, the Proposal will be effective 20 days after mailing this Information Statement. We are mailing this Statement on or about May 20, 2004 and will hold our annual meeting on or about June 19, 2004.

        On March 20, 2004, all the members of our Board and effective May 18, 2004, the Consenting Stockholders approved the Proposal, effective as of June 19, 2004, which is the date of the Annual Meeting.

  How Can Stockholders Participate in the Meeting?

        Each stockholder of record as of the Record Date can participate in the Meeting personally or through another person or persons designated to act for such stockholder by proxy.

  What Benefits Will Our Directors Receive By Recommending the Proposal?

        Since our Directors currently hold approximately 84.9% of Tesoro's outstanding Company Stock, our Directors can generally approve most stockholder proposals without seeking additional votes from other Tesoro Stockholders. Our Directors have a fiduciary obligation to vote in our Stockholders' best interest.

        On March 20, 2004, the members of our Board of Directors adopted the Proposal. Our Board of Directors does not believe that the Proposal will personally benefit any Director.

  How Will Our Stockholders Know When the Proposal is Effective?

        Those Stockholders that attend the Meeting will be notified then of the effectiveness of the Proposal. In addition, we will notify our Stockholders of the effective dates of the Proposal described in this Information Statement when we distribute our next Quarterly Report on Form 10-Q.

  Who will Pay for the Costs Associated with this Information Statement?

        We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Tesoro will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our stock.

  Where are Our Executive Offices Located?

        Our principal executive offices are located at 191 Post Road West, Suite 10, Westport, CT 06880 and our telephone number is (203) 221-2770.

  No additional action is required by our Stockholders in connection with the Proposal. However, Section 14(c) of the Exchange Act requires the mailing to our Stockholders of the information set forth in this Information Statement at least twenty days prior to the earliest date on which the corporate action may be taken.

OUTSTANDING VOTING STOCK OF TESORO

        The following table sets forth, as of May 14, 2004, the shares of Common Stock owned beneficially by (i) each of our Executive Officers, (ii) each of our current Directors and Nominees for Directors, (iii) all Executive Officers, Directors and Nominees for Director as a group, (iv) each person known by us to be the beneficial owner of more than five percent of our Common Stock. "Beneficial Ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, you "beneficially" own Common Stock not only if you hold it directly, but also if you hold it indirectly (though a relationship, a position as a director or trustee, or a contract or understanding), or have (or share the power to vote the stock or sell it) the right to acquire it within 60 days. Except as disclosed in the footnotes below, each of the Executive Officers, Directors and Nominees for Directors listed have sole voting and investment power over his or its shares. As of May 14, 2004, there were 11,683,102 shares of Company Stock issued and outstanding (no shares of Preferred Stock were issued and outstanding) and approximately 238 holders of record.

Name(1)	Current Title	Shares Beneficially Owned		Percent of Class
Henry J. Boucher, Jr.	• Tesoro: Chairman, President, Chief Executive Officer, Interim Chief Financial Officer, Director • IWT Tesoro International Ltd.: Director • IWT Tesoro Transport, Inc.: President and Director	850,167	(2)	7.2%
James R. Edwards(3)(4)	Tesoro: Director	57,500	(5)	*
Joseph Equale(6)	Tesoro: Director	-0-		0
Carl G. Anderson, Jr.(4)(6)	Tesoro: Director	75,000	(8)	*
Robert B. Rogers(6)	Tesoro: Director	22,500	(9)	*
Allen G. Rosenberg(3)	Tesoro: Director	25,000	(7)	*
Paul F. Boucher	• Tesoro: Director, Senior Vice President • IWT: President, Director • IWT Tesoro International Ltd.: Director	3,096,667	(2)(10)(11)	26.4%
Forrest P. Jordan	• Tesoro: Senior Vice President, Director • IWT: Senior Vice President, Treasurer, Secretary, Director • IWT Tesoro International Ltd.: Director	3,066,667	(2)(10)	26.1%
Grey Perna	• Tesoro: Director, Senior Vice President • IWT: Senior Vice President, Director • IWT Tesoro International Ltd.: Director	3,068,667	(2)(10)(12)	26.2%
All Current Officers, Directors and Nominees for Director; as a Group (nine persons)		10,259,668		85.3%

*
Less than 1%.
(1)
The address for each of Tesoro's Directors, Nominees for Directors and Executive Officers is 191 Post Road West, Suite 10, Westport, CT 06880.
(2)
Includes options to purchase up to 66,667 shares at $3.00 per share.
(3)
Member of the Compensation Committee.
(4)
Member of the Nominating and Governing Committee.
(5)
Includes 15,000 incentive stock options, of which (a) 10,000 are vested and which are exercisable at $3.00 per share; and (b) 5,000 options are vested and exercisable at $6.00 per share. Also includes warrants to purchase up to 15,000 shares at $3.00 per share through January 7, 2008.
(6)
Member of the Audit Committee.
(7)
Includes 15,000 incentive stock options, of which (a) 10,000 are vested and which are exercisable at $3.00 per share; and (b) 5,000 options are vested and exercisable at $6.00 per share.
(8)
Includes 15,000 incentive stock options, of which (a) 10,000 are vested and which are exercisable at $3.00 per share; and (b) 5,000 options are vested and exercisable at $6.00 per share. Also includes warrants to purchase up to 10,000 shares at $3.00 per share through March 10, 2008.
(9)
Includes 5,000 incentive stock options that are currently vested at $6.00 and warrants to purchase 3,500 shares at $7.00 per share.
(10)
IWT's institutional lender requires that during the term of its loan, Paul Boucher, Grey Perna and Forrest P. Jordan will not allow their aggregate beneficially ownership interest in Tesoro to be less than 51%.
(11)
Includes 30,000 shares held by Mr. Boucher's minor children.
(12)
Includes 12,000 shares held by Mr. Perna's wife.

PROPOSAL NO. 1:
TO ELECT NINE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF
STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

MANAGEMENT

        Below are our Executive Officers, Directors and Nominees for Directors as of May 14, 2004:

Name	Age	Position
Henry J. Boucher, Jr.	56	• Tesoro: Chairman, President, Chief Executive Officer, Director, Nominee • IWT Tesoro International Ltd.: Director • IWT Tesoro Transport, Inc.: President and Director
Forrest P. Jordan	56	• Tesoro: Chief Financial Officer, Senior Vice President; Director, Nominee
•  IWT: Senior Vice President, Treasurer, Secretary, Director
•  IWT Tesoro International Ltd.: Director
		• IWT Tesoro Transport: Director
Paul F. Boucher	45	• Tesoro: Director, Senior Vice President, Nominee • IWT: President, Director • IWT Tesoro International Ltd.: Director
Grey Perna	47	• Tesoro: Director, Senior Vice President, Nominee IWT: Senior Vice President, Director • IWT Tesoro International Ltd.: President, Director
James R. Edwards	52	• Tesoro: Secretary, Outside Director, Nominee
Carl G. Anderson, Jr.	59	• Tesoro: Outside Director, Nominee
Joseph A. Equale	58	• Tesoro: Outside Director, Nominee
Robert B. Rogers	68	• Tesoro: Outside Director, Nominee
Allen G. Rosenberg	56	• Tesoro: Outside Director, Nominee

        Henry J. Boucher, Jr.    Henry has served as our President and a Director since December 29, 2001 and as our Chairman and Chief Executive Officer since November 2002. He is also a Director of International and President and a Director of Transport. Henry is the President and a Director of Borough Corporation, an inactive company. He received his M.S. in economics from South Dakota State University in 1972. From 1992 to June 1999, Henry was a Vice President of Mercer Management Consulting, a subsidiary of Marsh McLennan, an insurance brokerage firm. Prior to joining Mercer, he was a partner with the accounting firm of Coopers and Lybrand (now PriceWaterhouse Coopers). From June 1999 to July 2000, Henry was a partner with Arthur Andersen. He joined Business Edge Solutions, a technology consulting firm serving the financial services industry with e-commerce packaged solutions, where he was a Vice President until December 2000. Since January 2001, Henry has been a principal of Mentus Consulting LLC, a consulting firm providing process improvement support services to a wide range of companies and industries.

        Forrest P. Jordan.    Forrest has served as a Senior Vice President of Tesoro since November 2002, a Director since October 1, 2002, and as our Chief Financial Officer since March 28, 2003. Forrest has served as a Vice President, Secretary and Treasurer of IWT since April of 1994. He also serves as IWT's sales manager. Forrest is also a Director of IWT, of International and of Transport. He received his M.B.A. from Anna Maria College in Paxton, MA.

        Paul F. Boucher.    Paul has served as a Senior Vice President of Tesoro since November 2002 and as one of our Directors since October 1, 2002. Paul has been the President of IWT since April 1994 and in particular, focuses on IWT's operations. He is also a Director of IWT and International.

        Grey Perna.    Grey has served as a Senior Vice President of Tesoro since November 2002 and as one of our Directors since October 1, 2002. He has served as a Vice President of IWT since January 1997. He also serves as IWT's marketing manager. He is also the President and a Director of International.

        James R. Edwards.    Jim has served as one of our Secretaries since November 2002 and as a Tesoro Director since April 20, 2002. He has been the Vice President, General Counsel and Secretary of Wireless Knowledge, Inc., a telecommunications company since March 2002, which it absorbed into Qualcomm, its parent company. From April 2000 to March 2002, Jim served as the Vice President, General Counsel and Secretary and Vice President of Finance & Administrative for Vapotronics, Inc., a medical device company. From March 1987 to April 2000, he was the Vice President, General Counsel and Secretary of General Atomics, a high-technology research and development company.

        Carl G. Anderson, Jr.    Carl has served as a Director of Tesoro since October 28, 2002. He is Vice Chairman of the Board and General Manager of Arrow International Inc., a $300 million critical care medical device business located in Reading, Pennsylvania since 2002. Between May 1997 and 2002, Carl was the President and Chief Executive Officer of ABC School Supply, a $50 million supplier of materials and equipment for public and private schools. Prior to joining ABC School Supply, he served as Vice President and General Manager of the Retail Consumer Products Division of James River Corporation since August 1994. He also served as Vice President of Marketing for James River Corporation from May 1992 to August 1994. He was a marketing executive at Procter & Gamble from 1972 to 1984 and Vice President and General Manager at Nestle Foods Corporation in Purchase, New York from 1984 to 1992. Carl also served as a Director of the J.B. Williams Company, Inc., a manufacturer of consumer products, until the company was sold in October 2002, and as a Director of ABC School Supply until the company was sold in August 2002. He also serves as a trustee of Lafayette College. Carl graduated from Lehigh University Graduate School of Business Administration in 1972 and Lafayette College in 1967.

        Joseph Equale.    Joe has served as an outside member of the Board since April 1, 2004. Joe is the Managing Partner of Equale & Cirone LLP, a Connecticut CPA and advisory firm founded in 1999. From 1994 to 1999, he was a solo practitioner. Joe has also spent over ten years with other professional firms including what is now known as Deloitte & Touche. He is also a member of the Board of Directors and serves as the audit committee chair of Startech Environmental Corporation (OTCBB:STHK), which provides waste management services. Joe is the President-Elect and member of the Board of Governors of the Connecticut Society of CPAs and is a member of the American Institute of Certified Public Accountants.

        Robert B. Rogers.    Bob has served as a Director of Tesoro since January 2003, Since March 1999, he has served as the Chairman Emeritus of the Ewing Marion Kauffman Foundation. Bob became president of the Foundation in April 1990 and in September 1993 was named chairman of the Board of its Directors. He remained as president of the Foundation until July 1997, when he assumed chairman duties full time. Between 1967 and 1971, Bob served in a variety of middle management positions for Trans World Airlines (TWA) in New York and in Kansas City. After leaving TWA, he joined the Kansas City financial services firm of Waddell and Reed, where he was corporate controller until 1974. From there, Bob became chief financial officer of Gateway Sporting Goods until he joined Marion Laboratories in 1975 as corporate controller. A wide range of positions, including vice president of information systems and controls, vice president of financial controls, vice president of community affairs and finally president of the Marion Foundation, marked Roger's tenure at Marion. Bob is also a Certified Public Accountant.

        Allen G. Rosenberg.    Allen has served as a Director of Tesoro since November 7, 2002. Since February 2, 2004, Allen serves as the Vice President of Marketing for Panolanm Industries International, Inc., a laminate manufacturing company. He also co-founded Marke Communications Inc. in 1979, for which he worked until January 2004, a direct response agency specializing in marketing and graphic arts productions.

        Paul Boucher and Henry J. Boucher, Jr. are brothers.

NOMINEES FOR DIRECTORS

        Each Director is elected at the Company's Annual Meeting of Stockholders and holds office until the next Annual Meeting of Stockholders, or until the successors are elected and qualified. All the nominees for Directors are currently Directors of the Company. The bylaws permit the Board of Directors to fill any vacancy and such Director may serve until the next Annual Meeting of Stockholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. The officers of the Company devote full time to the business of the Company.

        Upon the election of the proposed slate of Directors, a majority of the members of Tesoro's Board of Directors will be independent.

STOCKHOLDER COMMUNICATION WITH OUR BOARD

        Stockholders interested in communicating with our directors as a group may write to the Board of Directors c/o President, IWT Tesoro Corporation 191 Post Road West, Suite 10, Westport, CT 06880. Management will forward all correspondence to the respective Board members, with the exception of commercial solicitations, advertisements or obvious "junk" mail. Concerns relating to accounting, internal controls or auditing matters are to be immediately brought to the attention of our Audit Committee, which will handle such matters with all procedures established by our Audit Committee and our Nominating and Governance Committee with respect to such matters.

        In addition, we expect that that each member of the Board of Directors attends the Annual Meeting of the Company's stockholders, thereby providing additional opportunities for stockholder access. All then-sitting members of the Board of Directors were present at Tesoro's Company's 2003 Annual Meeting with the exception of Carl Anderson Jr. and Allen Rosenberg.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        On November 22, 2002 the Board of Directors formed an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. On January 23, 2003, upon the recommendation of each of the committees, Tesoro's Board of Directors adopted the Audit Committee Charter, the Compensation Committee Charter and the Nominating and Governance Committee Charter. These charters are available via Tesoro's web site at www.iwttesoro.com. Following the election of the slate of Directors, each of committee members noted below will continue to serve as members of such committees.

        The Board of Directors of the Company had four meetings during the fiscal year ended December 31, 2002. All Directors attended at least 75% of the Board meetings.

Audit Committee

        As of the date of this Information Statement, the members of the Audit Committee are Joseph A. Equale, Carl G. Anderson, Jr. and Robert B. Rogers, each of who is independent. Through March 31, 2004, James Lafond was the Chairman of the Audit Committee prior to his resignation from the Board. During fiscal 2003, the Audit Committee held eight meetings. Each of the members of the Audit Committee possess the required level of financial literacy and currently, each member of the Committee meets the current standards of requisite financial management expertise required by applicable rules and regulations. Additionally, each of the members of this Committee meets the appropriate tests for independence. The members of the Audit Committee have no relationship to Tesoro or any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and the Company.

        The Audit Committee reviews the planned scope and results of audits, considers any recommendations the auditors may make with respect to Tesoro's internal controls and procedures, oversees any responses made to such recommendations and reviews certain filings with the SEC. The Company's auditors report directly to the Audit Committee.

        The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002, as amended and the rules adopted thereunder, meets with management and the auditors prior to the filing of the officers' certification with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

        The Audit Committee's formal written charter specifies:

    —The Audit Committee's membership;
    —Its rules and procedures;
    —Its authority and responsibilities;
    —The outside auditor's accountability to the Board and Audit Committee, and
    —The Audit Committee's responsibility to oversee the independence of the outside auditor.

        The Audit Committee Report follows the descriptions of Tesoro's committees.

Compensation Committee

        The members of the Compensation Committee are James Edwards, Chairman, and Allen G. Rosenberg and one meeting has been held to date. Additionally, each of the members of this Committee meets the appropriate tests for independence. The members of the Compensation Committee have no relationship to Tesoro or any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and the Company.

        The purpose of the Compensation Committee is discharge the Board's responsibilities relating to (1) compensation of the Company's executives, (2) equity-based compensation plans, including, without limitation, stock option and restricted stock plans, in which officers or employees may participate, and (3) arrangements with executive officers relating to their employment relationships with the Company including employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants. The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs.

        The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company's proxy statement and assisting in the preparation of certain information to be included in other periodic reports filed with the Securities and Exchange Commission.

        The Compensation Committee's formal written charter specifies:

    —The Compensation Committee's membership;
    —Its rules and procedures; and
    —Its authority and responsibilities;

Nominating and Governance Committee

        The members of the Nominating and Governance Committee are Carl G. Anderson, Jr., as Chairman, and James Edwards and three meetings of the Nominating and Governance Committee were held during 2003. Additionally, each of the members of this committee meets the appropriate tests for independence. The members of the Nominating and Governance Committee have no relationship to Tesoro or any of its subsidiaries or affiliates that may interfere with the exercise of their independence from management and the Company.

        The Nominating and Governance Committee is responsible for selecting those individuals who stand for election to our Board of Directors and to consider all reasonable comments from Stockholders regarding proposed nominees for Directors, as well as nominations for Board members recommended by Stockholders. The committee also oversees the evaluation of the Board and management and develops and recommends to the Board a set of Corporate Governance guidelines. In addition, the Compensation Committee oversees, reviews and approves all of the Company's ERISA and other employee benefit plans.

        Like the Compensation Committee, the Nominating and Governance's formal written charter specifies:

    —The Compensation Committee's membership;
    —Its rules and procedures; and
    —Its authority and responsibilities.

        The Nominating and Corporate Governance Committee ("Nominating Committee") is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors in the context of the then current make-up of the Board. This assessment includes issues of judgment, diversity, age and skills (such as understanding of relevant technologies, business background, etc.) in the context of an assessment of the perceived needs of the Board at that time.

        This Committee considers recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from directors and members of management. Subject to limitations our Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and applicable law, stockholders may submit recommendations by writing to this Committee in care of IWT Tesoro Corporation, to the attention of the Corporate Secretary at 191 Post Road West, Suite 10, Westport, CT 06880.

        To be considered by the Nominating and Corporate Governance Committee for the 2005 annual meeting, recommendations for nominees must comply with the notice requirements. The notice shall contain the following information:

  •
  The name of the nominating stockholders and the address, phone number and e-mail address at which the nominating stockholders can be contacted.

  •
  Evidence of the number of the Company's Common Shares held by the nominating stockholders, a statement of how long the nominating stockholder has held those shares, and a statement that the nominating stockholders will continue to hold those shares at least through our next annual meeting of stockholders.

  •
  The candidate's full name, together with the address, phone number and e-mail address at which the candidate can be contacted.

  •
  A statement of the candidate's qualifications and experiences, and any other qualities that the nominating stockholders believes that the candidate would bring to the Board.

  •
  A description of all arrangements or understandings, if any, between the stockholders and the candidate and any other person or persons with respect to the candidate's proposed service on the Board.

  •
  The candidate's resume, which must include at a minimum a detailed description of the candidate's business, professional or other appropriate experience for a least the last ten (10) years, a list of other boards of directors of public companies on which the candidate currently serves or on which he or she served in the last ten years, and undergraduate and post-graduate educational information.

  •
  A written statement, signed by the candidate, agreeing that if he or she is selected by the Committee and the board, he or she will (i) be a nominee for election to the board, (ii) provide all information    necessary for us to include in our proxy statement under applicable SEC or OTCBB rules, and (iii) serve as a director if he or she is elected by stockholders.

  •
  Any additional information that the nominating stockholders believes is relevant to the Committee's consideration of the candidate.

        The Nominating Committee may employ any of the following procedures in identifying nominees to serve as Tesoro directors: (a) evaluating persons suggested by stockholders or others, (b) conducting inquiries into background and qualifications; (c) retaining a search firm, (c) obtaining advice and assistance from internal or external legal, accounting, or other advisors, and (d) other procedures appropriate to the character of the expertise or other director characteristic needed on the Board in any specific situation.

        The Board has adopted the following series of minimum qualifications and specific qualities and skills for the Company's directors, which will serve as the basis upon which potential director candidates are evaluated by the Nominating Committee:

  •
  integrity;

  •
  commitment to devoting necessary time and attention to his or her duties to the Corporation;

  •
  independence;

  •
  business experience;

  •
  specialized skills or experience;

  •
  diversity of background and experience (including race, ethnicity, international, gender and age);

  •
  possible conflicts of interest; and

  •
  other criteria appropriate to the character of the expertise or other director characteristic needed on the Board in any specific situation.

        The Nominating Committee did not receive any recommendations from stockholders regarding candidates to serve on the Board for this Meeting.

AUDIT COMMITTEE REPORT FOR FISCAL 2003

        The purpose of the Audit Committee is to monitor (i) the integrity of the financial statements, (ii) the compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors. The Board of Directors, in its business judgment, has determined that each current member of the Committee is "independent", as required by applicable listing standards of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The Audit Committee acts in accordance with a written charter adopted by the Board of Directors. The Committee reviews this charter annually.

        In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements and unaudited quarterly financial statements with management and the independent auditors including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, currently in effect, and has discussed with the auditors the auditors' independence from the Company and its management, and reviewed and approved the compatibility of non-audit services provided by Sewell and Company and approved the fees paid to them for the 2003 fiscal year.

        The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's systems of internal control, and the overall quality of the Company's financial reporting. The Audit Committee reviewed the Company's internal controls with the Company's independent auditors and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, met with management and the auditors prior to the filing of officers' certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

        It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees of the Company and may not be, and may not represent themselves to be, or to serve as, accountants or auditors by profession. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

James Lafond, Chairman
Carl G. Anderson Jr.
Robert Rogers

Code of Ethics.

        In March 2003, our Board has also adopted "Principles of Corporate Governance," the full text of which can be found on our website at www.iwttesoro.com. These principles include the standards for our Board and management, which, include other things:

    —Requires an ethical Board, Chief Executive Officer and management;
    —Sets forth our Directors' and committee members' qualification standards and responsibilities;
    —Describes our management's responsibilities to new Board members;
    —Enumerates the guidelines for our Board's compensation;
    —Provide for access to our management and independent advisors; and
    —Address succession planning for senior management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Executive Officers, Directors and 10% Stockholders to file reports regarding initial ownership and changes in ownership with the SEC. Executive Officers, Directors, and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Our information regarding compliance with Section 16 is based solely on a review of the copies of such reports furnished to us by our Executive Officers, Directors and 10% stockholders. These forms include (i) Form 3, which is the Initial Statement of Beneficial Ownership of Securities, (ii) Form 4, which is a Statement of Changes in Beneficial Ownership, and (iii) Form 5, which is an Annual Statement of Changes in Beneficial Ownership.

        Based on information provided to the Company, through January 31, 2003, all required filings have been made with the following exceptions: (1) 161 and River Road, LLC, a former controlling stockholder, was delinquent in filing its initial Form 3, which was due in February 2002, but which was filed in September 2002; (2) Baseball Cathedral, LLC, a former controlling stockholder, was delinquent in filing its initial Form 3, which was due in February 2002, but which was filed in September 2002; (3) Henry J. Boucher, Jr., the Company's President, Interim Chief Financial Officer and Chairman, was delinquent in filing his initial Form 3 due in January 2002 and a Form 4 due in February 2002 and a Form 4 due in June 2002, but all of which were filed in September 2002; (4) James Edwards, a Director of the Company, was delinquent in filing his initial Form 3 due in May 2002 but which was filed in September 2002; and Mentus Consulting LLC, a former controlling stockholder, was delinquent in filing its initial Form 3 due in April 2002 and a Form 4 due in June 2002, both of which were filed in September 2002.

        The information described in our discussion concerning "Executive Officers" includes Henry J. Boucher, Jr., Paul Boucher, Forrest P Jordan and Grey Perna. Prior to November 2002, no individual held the title of Chief Executive Officer, however Henry J. Boucher, Jr. has acted in that capacity since December 2001.

EXECUTIVE COMPENSATION

Summary Compensation Table

							Long-Term Compensation
							Awards			Payouts
		Annual Compensation
							Restricted Stock Awards ($)
Name and Principal Position	Year	Salary		Bonus ($)	Other Annual Compensation ($)			Options/ SARs		LTP Payouts ($)	All Other Compensation
Henry J. Boucher, Jr., Chairman, Director, President, Chief Executive Officer(1)	2003 2002	$240,000 120,000 —		$25,000 -0- —	$18,000 -0- —	(2)	— — —	— 100,000 —	(3)	— -0- —		— -0- —
Paul F. Boucher, Director, Senior Vice President, President, International Wholesale Tile	2003 2002 2001	$263,066 237,067 193,783	(4)	$25,000 -0- —	$40,150 57,653 23,090	(5) 9(6) (7)	— —	100,000 —	(3)	-0- -0-		$621,340 173,819	(8) (8)
Forrest Jordan, Director, Senior Vice President, Vice President, Treasurer and Secretary, International Wholesale Tile	2003 2002 2001	$253,067 237,067 193,783	(4)	$25,000 -0- —	$42,374 49,000 19,871	(9) (10) (11)	— — —	100,000 —	(3)	-0- -0- —	$	— 621,340 173,819	(8) (8)
Grey Perna, Director, Senior Vice President, Vice President, International Wholesale Tile	2003 2002 2001	$253,067 237,067 193,783	(4)	$25,000 -0- —	$49,558 51,883 22,688	(12) (13) (14)	— — —	100,000	(3)	-0- -0- —		$621,340 173,819	9(8)

(1)
Henry signed a Salary Deferral Agreement with Tesoro, which was terminated by our Board, with Henry abstaining from the vote.
(2)
This amount represents an automobile fringe benefit.
(3)
These represent incentive stock options granted as of November 23, 2002 pursuant to our Stock Incentive Plan. The options are for ten years and have an exercise price of $3.00 per share. The options vest as follows: (a) 33% at such time as our Common Stock begins trading on the OTCBB (or equivalent), (b) 33% at such time as Tesoro attains no less than a $50.0 million market cap for ten consecutive trading days, and (c) 34% when Tesoro achieves its 2003 revenue and profit targets, as approved by Tesoro's Board of Directors. To date, none of these options have vested. During 2003, of the options granted, 66,667 were vested and the remaining 33,333 have been cancelled.
(4)
Of the annual salary, $63,250 represents salary for the last quarter of 2002 following our acquisition of IWT effective October 1, 2002.
(5)
Includes an automobile allowance of $12,914, an automobile fringe benefit of $1,919 and payment of $25,317 for an Executive Life Insurance policy with his spouse as beneficiary.
(6)
Includes an automobile allowance of $10,500 (of which $4,500 was paid in last quarter of 2002 following the IWT acquisition), $2,055 for automobile fringe benefits (paid prior to the IWT acquisition), $2,885 for additional health benefits (paid prior to the IWT acquisition), and payment of $42,213 for an Executive Life Insurance policy with his spouse as beneficiary (of which $6,329 was paid following the IWT acquisition).
(7)
Includes automobile fringe benefit of $2,137, health fringe benefits of $6,185 and payment of $14,768 for an Executive Life Insurance policy with his spouse as beneficiary.
(8)
Includes "S" distributions and allowance for taxes.
(9)
Includes an automobile allowance of $7,413, automobile fringe benefits of $1,351 and payment of $33,610 for an Executive Life Insurance policy with his spouse as beneficiary.
(10)
Includes an automobile allowance of $6,785 (of which $4,500 was paid in last quarter of 2002 following the IWT acquisition) and payment of $42,215 for an Executive Life Insurance policy with his spouse as beneficiary (of which $8,402 was paid following the IWT acquisition).
(11)
Includes automobile fringe benefit of $265 and payment of $19,606 for an Executive Life Insurance policy with his spouse as beneficiary.
(12)
Includes an automobile allowance of $9,551, an automobile fringe benefit of $9,949 and payment of $30,058 with his spouse as beneficiary.
(13)
Includes an automobile allowance of $7,739 (of which $4,500 was paid in last quarter of 2002 following the IWT acquisition), $1,936 for additional health benefits and payment of $42,208 of an Executive Life Insurance policy with his spouse as beneficiary (of which $7,514 was paid following the IWT acquisition).
(14)
Includes automobile fringe benefit of $1,113, health fringe benefits of $4,042 and payment of $17,533 for an Executive Life Insurance policy with his spouse as beneficiary.

Stock Option Grants in Last Fiscal Year

        During the fiscal year ended December 31, 2003, no options were granted.

Option Exercises and Year End Values

        No options were exercised during fiscal year ended December 31, 2003 by the persons named in the "Summary Compensation Table" above.

Pension Plan

        The Company sponsors a 401(k) plan known as the International Wholesale Tile 401(k) Profit Sharing Plan & Trust. The Pension Plan provides tax deferred salary deductions for eligible employees. Employees may contribute from 1% to 12% of their annual compensation to the Pension Plan, limited to an annual maximum amount as set periodically by the Internal Revenue Service. The Company provides matching contributions equal to 100% of the employee's contributions up to a maximum of 3% of eligible pay. The contribution expense related to the Pension Plan amounted to $76,249 and $59,352 for the years ended December 31, 2003 and 2002, respectively.

Directors' Compensation

        Under the Plan, the Board of Directors has the authority to grant to Non-Employee Directors, subject to the terms of the Plan, options to purchase

  •
  up to a maximum of 150,000 shares of Common Stock as of the date the non-employee Director begins service as a non-employee Director and
  •
  up to a maximum of 75,000 shares of Common Stock in any calendar year, provided the non-employee Director has not ceased to be a Director or if he ceased to be a Director he has not become an employee or consultant of Tesoro or its affiliates.

        The per share exercise price will be determined by the Board of Directors but will not be less than 100% of the fair market value of the share of Common Stock at the time of grant and may be subject to stockholder approval. The term of each option granted to a Director pursuant to the Plan shall be 10 years, and such option shall be 50% vested and exercisable on the date such option is granted, and 50% vested and exercisable on the first anniversary of the grant date.

        On November 22, 2002, our Board approved the compensation of the outside Directors as follows:

  •
  Issuing 10,000 shares upon accepting the Board appointment;
  •
  A stipend of $500 per Director per meeting attended;
  •
  A stipend of $500 per Director per committee meeting attended (with the exception of the Chair of the Audit Committee, who will receive a stipend of $1,000 per meeting);
  •
  Reimbursement of out of pocket expenses incurred by each Director in order to attend a meeting (spouse costs included for annual stockholder/ Board meeting only); and
  •
  10,000 options to acquire shares of common stock at the fair market value per each full calendar year of service.

Compensation Committee Interlocks and Insider Participation

        No member of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors or any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Board Compensation Committee Report on Executive Compensation

        General Compensation Policy. The Compensation Committee administers our executive compensation program, which is intended to provide incentives to executive officers to achieve both current and long-term strategic management goals, with the ultimate objective of achieving a superior return on the stockholders' investment. To this end, the program is comprised of cash and equity-based components, which recognize performance as measured against our annual and long-term goals as well as performance evaluated in comparison to industry peers.

        Equity-based compensation, including the Stock Incentive Plan, encourages ownership and retention our common stock by key employees, assuring that they have a meaningful stake in our continued success and thereby aligning the interests of these employees and stockholders.

        The executive compensation program is designed to assist us in achieving its business objectives by: maintaining a competitive compensation program to attract and retain qualified executives; providing performance-based incentive compensation that is directly related to our financial performance and individual contributions to that performance; and linking compensation to factors which affect short-term and long-term stock performance.

        The manner in which the Committee establishes the compensation and incentives of each of Tesoro's executive officers listed in the Summary Compensation Table is described below.

        Cash Compensation. The Compensation Committee determined the annual cash compensation paid to our executive officers for 2003, consisting of salary and incentive compensation. The salaries paid to the executive officers named in the Summary Compensation Table for 2003 are shown in the "Salary" column of that Table. These salaries were subjectively determined after consideration of the executive officer's individual responsibilities, performance, experience, the chief executive officer's evaluation of the other executive officers, a review of several measurements of our short-term and long-term financial results compared with industry peers, and other factors such as budgetary considerations and inflation rates.

        The incentive compensation in the form of stock option were granted and vested pursuant to the Stock Incentive Plan, which incorporates modern incentive plan techniques and executive retention features for the purpose of closely aligning the interests of executives with those of stockholders. Typically, the Committee may assign to certain or all executive officers a target bonus. The participant's incentive compensation is based on accomplishment of specific performance levels set forth in stock option or incentive agreements.

        On November 23, 2002, the Committee granted incentive stock options pursuant to the Plan to purchase up to 100,000 shares to each of the four executive officers, The options are for ten years and have an exercise price is $3.00 per share. The options vest as follows: (a) 33% at such time as our Common Stock begins trading on the OTCBB (or equivalent), (b) 33% at such time as Tesoro attains no less than a $50.0 million market cap for ten consecutive trading days, and (c) 34% when Tesoro achieves its 2003 revenue and profit targets, as approved by Tesoro's Board of Directors. Of the criteria, each achieved (a) and (b), but not (c). As such, options to purchase up to 66,667 shares were vested in each of the executive officers.

        Other Compensation. The executive officers are also covered by medical plans that are generally applicable to our full-time employees and our subsidiaries. They also receive automobile allowances and payment of life insurance policies.

        The above report is submitted by:

James Edwards, Chairman
Allen Rosenberg

Employment and Consulting Agreements

        Henry J. Boucher, Jr.    On December 29, 2001, Tesoro entered into an employment agreement with Henry to serve as Tesoro's President. In consideration for his services, and under the terms of his employment agreement, Henry receives an annual salary of $120,000. He had signed a Salary Deferral Agreement that was later terminated by Tesoro's Board, with Henry abstaining. All his deferred salary was paid to Henry Boucher in December 2002. He also receives a monthly car allowance of $1,500. Henry Boucher's employment may be terminated for cause at any time and within 30 days without cause. He is subject to non-disclosure and non-compete provisions.

        On March 27, 2003, the Board of Directors voted to increase the term of Henry Boucher's employment agreement from one year to three years and to increase his salary to $240,000 per year at such time as the registration statement of which this prospectus is a part is effective. At that time, the salary will be retroactive as of January 1, 2003. At the same time, the Board also voted to issue Mr. Boucher a $25,000 bonus for 2002.

        Forrest P. Jordan.    Effective October 2, 2002, IWT entered into an employment agreement with Forrest for one year, renewed automatically unless terminated by IWT not less than ninety days prior to the expiration of the term. In consideration for his services, Forrest Jordan receives a salary of $253,000 per year. He also receives a monthly car allowance of $1,500. Forrest Jordan also receives a life insurance policy whose beneficiary is his family and such other compensation as determined by the Compensation Committee. He is subject to non-disclosure and non-compete provisions. On March 27, 2003, the Board of Directors voted to increase the term of his employment agreement from one year to three years and to issue Forrest Jordan a $25,000 bonus for 2002.

        Paul F. Boucher.    Paul Boucher's employment agreement is substantially the same as that of Forrest Jordan's, with the exception that he receives an annual salary of $263,000. On March 27, 2003, the Board of Directors voted to increase the term of his employment agreement from one year to three years and to issue Paul Boucher a $25,000 bonus for 2002.

        Grey Perna.    Grey Perna's employment agreement is substantially the same as that of Forrest Jordan's. On March 27, 2003, the Board of Directors voted to increase the term of his employment agreement from one year to three years and to issue Grey Perna a $25,000 bonus for 2002.

Compensation of Directors

        Under our Stock Incentive Plan, the Board of Directors has the authority to grant to Non-Employee Directors, subject to the terms of the Plan, options to purchase (i) options to purchase up to a maximum of 150,000 shares of Common Stock as of the date the non-employee Director begins service as a non-employee Director and (ii) in addition to the options granted pursuant to (i), options to purchase up to a maximum of 75,000 shares of Common Stock in any calendar year, provided the non-employee Director has not ceased to be a Director or if he ceased to be a Director he has not become an employee or consultant of Tesoro or its affiliates. The exercise price per share of Common Stock shall be determined by the Board of Directors but shall not be less than 100% of the fair market value of the share of Common Stock at the time of grant. The term of each option granted to a Director pursuant to the Plan shall be 10 years and such options shall be 50% vested and exercisable on the date such option is granted and 50% vested and exercisable on the first anniversary of the date of grant. To date, the Board of Directors has not granted any options to its Directors.

        On November 22, 2002, the Board of Directors approved the compensation of the outside Directors (which excludes Henry J. Boucher, Jr., Paul F. Boucher, Forrest P. Jordan and Grey Perna, who are Executive Officers of Tesoro and/or IWT) as follows:

  •
  Issuance of 10,000 shares upon acceptance of appointment to the board;
  •
  A stipend of $500 per Director per meeting attended;
  •
  A stipend of $500 per Director per committee meeting attended (with the exception of the Chair of the Audit Committee, who will receive a stipend of $1,000 per meeting);
  •
  Reimbursement of out of pocket expenses incurred by each Director in order to attend a meeting (spouse costs included for annual stockholder/ board meeting only);
  •
  10,000 options to acquire shares of Common Stock at fair market value per each full calendar year of service; and
  •
  offer to participate in the private placement of the Company.

Employment and Consulting Agreements

        Henry J. Boucher, Jr.    On December 29, 2001, the Company entered into an employment agreement with Mr. Boucher to serve as its President. In consideration for his services, and under the terms of his employment agreement, Mr. Boucher receives a monthly salary of $10,000. Mr. Boucher had signed a Salary Deferral Agreement with Tesoro, which was terminated by Tesoro's Board, with Mr. Boucher abstaining. All his deferred salary was paid to Mr. Boucher in December 2002. Mr. Boucher also receives a monthly car allowance of $1,500. Mr. Boucher's employment may be terminated for cause at any time and within 30 days without cause. He is subject to non-disclosure and non-compete provisions.

        Forrest Jordan.    Effective October 2, 2002, the Company entered into an employment agreement with Mr. Jordan for one year, which agreement is renewed automatically unless terminated by the Company upon not less than ninety days prior to the expiration of the term. In consideration for his services, Mr. Jordan receives a salary of $63,250.00 per quarter. Mr. Jordan also receives a monthly car allowance of $1,500. Mr. Jordan also receives a life insurance policy whose beneficiary is his family and such other compensation as determined by the Company's Compensation Committee. He is subject to non-disclosure and non-compete provisions.

        Paul F. Boucher.    Mr. Boucher's employment agreement is substantially the same as that of Mr. Forrest Jordan's.

        Grey Perna.    Mr. Perna's employment agreement is substantially the same as that of Mr. Forrest Jordan's.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Each of the three principal stockholders of the Company, Forrest P. Jordan, Grey Perna and Paul F. Boucher as payees, hold promissory notes from IWT in the principal amounts of$ 88,712, $119.975 and $129,975, respectively, for a total of $338,662. The notes bear interest at 10% per year and are due on or before December 31, 2025.

  What is Our Board of Directors' Recommendation?

        OUR BOARD OF DIRECTORS HAS NOMINATED THE SLATE OF DIRECTORS TO TESORO'S BOARD AND HAS RECOMMENDED A VOTE "FOR" ELECTING NINE DIRECTORS TO SERVE UNTIL TESORO'S NEXT ANNUAL MEETING OF ITS STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

MARKET FOR OUR COMMON STOCK

        Our common stock has been trading on the Over The Counter Bulletin Board under the symbol IWTT.

DIVIDEND POLICY

        We have not declared or paid cash dividends or made distributions in the past and we do not anticipate that we will pay cash dividends or make distributions in the foreseeable future. We currently intend to retain and reinvest future earnings, if any, to finance our operations.

STOCKHOLDER PROPOSALS

        Proposals that stockholders intend to present at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934 and must be received at the principal executive offices of the Company, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116 not later than February 26, 2005.

MISCELLANEOUS

        Tesoro requests brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of Company Stock and Tesoro will reimburse such holders for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge from the Exchange Agent by writing to it at the following address: Florida Atlantic Stock Transfer Corp., 7310 Nob Hill Road, Tamarac, Florida 33321.

OTHER INFORMATION

        We have incorporated by reference a copy of our Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2001, filed October 18, 2002 and included copies of our Audit Committee Charter, as amended by the Board of Directors on January 23, 2003, and included copies of our Nominating and Governance Committee and Compensation Committee Charters (adopted by our Board of Directors on January 23, 2003) with this Information Statement to all Stockholders of record on the Record Date. A copy of our Annual Report on Form 10-KSB is being mailed concurrently with this Information. You may also obtain a copy of our Annual Report and all other reports electronically filed by us via the Internet, by accessing the Securities and Exchange Commission's EDGAR website at www.sec.gov/edaux/searches.html.

By Order Of the Board of Directors
/s/ HENRY J. BOUCHER, JR.
HENRY J. BOUCHER, JR. President
Westport, Connecticut May 20, 2004

QuickLinks

IWT TESORO CORPORATION 191 POST ROAD WEST, SUITE 10 WESTPORT, CT 06880
OUTSTANDING VOTING STOCK OF TESORO
PROPOSAL NO. 1: TO ELECT NINE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.
MANAGEMENT
AUDIT COMMITTEE REPORT FOR FISCAL 2003
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
MARKET FOR OUR COMMON STOCK
DIVIDEND POLICY
STOCKHOLDER PROPOSALS
MISCELLANEOUS
OTHER INFORMATION